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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITOR'S CONSENT

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the LaCrosse Footwear, Inc. 2001 Stock Incentive Plan and the LaCrosse Footwear, Inc. 2001 Non-Employee Director Stock Option Plan of our reports dated January 28, 2005, with respect to the consolidated financial statements and the financial statement schedule included in the Annual Report on Form 10-K of LaCrosse Footwear, Inc. for the year ended December 31, 2004.

                                                         McGLADREY & PULLEN, LLP

Minneapolis, Minnesota
June 10, 2005

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